Exhibit 10.21

AGREEMENT AND AMENDMENT NO. 1

This AGREEMENT AND AMENDMENT NO. 1 is made this 16 day of July 2014, and effective as of May 31, 2014, by and between ORAMED PHARMACEUTICALS INC., a Delaware corporation with a mailing address at Hi-Tech Park 2/4 Givat Ram, Jerusalem 91390 Israel (the “Company”), and MICHAEL BERELOWITZ, M.D., with an address 415 East 37th Street New York, NY 10016 (“Berelowitz”).

WHEREAS:

A.           The Company and Berelowitz are parties to the Agreement dated as of November 26, 2013 (the “Original Agreement”); and

B.           The Company and Berelowitz wish to amend the Original Agreement to extend the term thereof for an additional six months.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	Amendment to Section 1.2. Section 1.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“2.1
Term. Unless terminated earlier in accordance with the provisions hereof, the term of engagement under this Agreement shall commence on December 31, 2013 (the “Effective Date”) and shall continue for a period of twelve months (the “Term”).”

2.	Ratification. As amended hereby, the Original Agreement is ratified and confirmed and all other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and Amendment No. 1 effective as of the date and year first above written.

ORAMED PHARMACEUTICALS INC.
Per: /s/ Nadav Kidron Name: Nadav Kidron Title: Chief Executive Officer	/s/ Michael Berelowitz MICHAEL BERELOWITZ M.D.